As filed with the Securities and Exchange Commission on June 17, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0987913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Stone

Chairman of the Board and Chief Executive Officer

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

SS&C Technologies Holdings, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

This prospectus describes the general manner in which the securities may be offered and sold by us. We will provide supplements to this prospectus describing the specific manner in which we may offer and sell the securities to the extent required by law. We urge you to carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus before you make your investment decision.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.” On June 16, 2015, the closing sale price of our common stock on NASDAQ was $60.90 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and page 18 of our Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference herein, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompany prospectus supplement, before deciding to invest in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2015.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, in this prospectus, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and is incorporated by reference herein, as well as the risk factors and other information in any other document incorporated by reference into this prospectus.

SS&C Technologies Holdings, Inc.

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 7,000 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets. In addition, our clients include commercial lenders, corporate treasury groups, insurance and pension funds, municipal finance groups and real estate property managers.

We provide the global financial services industry with a broad range of software-enabled services, which consist of software-enabled outsourcing services and subscription-based on-demand software that are managed and hosted at our facilities, and specialized software products, which are deployed at our clients’ facilities. Our software-enabled services, which combine the strengths of our proprietary software with our domain expertise, enable our clients to contract with us to provide many of their mission-critical and complex business processes. For example, we utilize our software to offer comprehensive fund administration services for alternative investment managers, including fund manager services, transfer agency services, funds-of-funds services, tax processing and accounting. We offer clients the flexibility to choose from multiple software delivery options, including on-premise applications and hosted, multi-tenant or dedicated applications. Additionally, we provide certain clients with targeted, blended solutions based on a combination of our various software and software-enabled services. We believe that our software-enabled services provide superior client support and an attractive alternative to clients that do not wish to install, manage and maintain complicated financial software.

As of March 31, 2015, we had 4,573 full-time employees operating in facilities and offices in 32 locations in North America and 23 offices in Europe, Asia, Australia and Africa.

Corporate Information

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information on our Internet website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus. These risks and uncertainties are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained herein that are not statements of historical fact are forward-looking statements, including, without limitation, statements regarding future financial performance, funding requirements and liquidity; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, competitive strengths or market position, acquisitions and related synergies; growth, declines and other trends in markets we sell into; the anticipated impact of adopting new accounting pronouncements; the anticipated outcome of outstanding claims, legal proceedings, tax audits and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic conditions; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “forecasts,” “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those envisaged by such forward-looking statements. The factors discussed under “Risk Factors,” among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. You should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call or other communication in which they are made. We expressly disclaim any obligation to update our forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings represent the sum of operating income before income taxes and fixed charges. Fixed charges represent the sum of interest accrued on indebtedness of SS&C Holdings and its consolidated subsidiaries, including the amortization of any debt fees and any debt discount, plus one-third of rents, the proportion deemed representative of the interest factor.

	Quarter Ended March 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	5.8	6.4	4.0	2.9	5.0	2.3

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference into the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of Class A non-voting common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. The following description of our capital stock and the provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws.

Common Stock

As of March 31, 2015, there were 81,726,292 shares of our common stock outstanding and held of record by 16 stockholders, in addition to 2,703,846 shares of our Class A non-voting common stock outstanding and held of record by one stockholder.

Holders of our common stock, other than holders of our Class A non-voting common stock, are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Class A non-voting common stock shall not be entitled to vote except as otherwise specifically required by law. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Each share of Class A non-voting common stock will automatically convert into one share of common stock upon (i) the expiration, with respect to the holder of Class A non-voting common stock, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, such that such holder could acquire shares of common stock issuable upon conversion of such holder’s shares of Class A non-voting common stock in compliance with the HSR Act, (ii) any other event, the occurrence of which results in the ability of a holder of Class A non-voting common stock to acquire the shares of common stock issuable upon conversion of the Class A non-voting common stock in compliance with the HSR Act or (iii) the sale, assignment, transfer or other disposition of such share of Class A non-voting common stock to a person or entity that would not be required to make a filing under the HSR Act to acquire an equal number of shares of common stock or for which the waiting period under the HSR Act applicable to such person acquiring an equal number of shares of common stock has expired.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Registration rights

We entered into a registration rights agreement, dated as of November 23, 2005, as amended, with Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P (the “Carlyle Holders”) and William C. Stone. The Carlyle Holders no longer own shares of our common stock. Under the registration rights agreement, Mr. Stone can demand that we file a registration statement and can request that his shares be covered by a registration statement that we are otherwise filing, as described below. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

Demand Registration Rights. Mr. Stone may request that we register all or a portion of his common stock for sale under the Securities Act. We must use our reasonable best efforts to effect the registration as requested, subject to our right to postpone such registration if we determine that such registration would be materially detrimental to us or our stockholders or if our board of directors determines in its good faith judgment that the registration would have an adverse effect on a then contemplated public offering of our common stock. Mr. Stone’s right to demand registration of shares is subject to the right of the underwriters to limit the number of shares included in the offering. We are required to effect three of these registrations for Mr. Stone. We are not obligated to effect more than three of these registrations in any year. No registration will count towards such numerical limitations, however, if any shares of common stock requested to be registered are cut back by the underwriters of an offering. Mr. Stone is not entitled to make a registration request if he owns less than 5% of our common stock.

Piggy-back Registration Rights. In addition, if at any time we register any shares of common stock, Mr. Stone is entitled to include all or a portion of his common stock in the registration. We must use our reasonable best efforts to effect the registration as requested, unless we determine for any reason not to proceed with the proposed registration of the securities to be sold by us.

We will pay all registration expenses, other than underwriting discounts and selling commissions, related to any demand or piggyback registration, including the reasonable fees and expenses of one counsel selected by the selling stockholders. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify Mr. Stone as selling stockholder in the event of material misstatements or omissions in the registration statement attributable to us, and he is obligated to indemnify us for material misstatements or omissions in the registration statement attributable to him.

Anti-Takeover Provisions

Staggered Board. Our Certificate of Incorporation and Bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors; provided that for so long as any of our stockholders has a contractual right with us to remove a director, such director may be removed, with or without cause, by the holders that have the contractual right to remove such director by the affirmative vote of at least a majority of the votes that all such holders would be entitled to cast in an annual election of directors. Under our Certificate of Incorporation and Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office; provided that for so long as any of our stockholders has a contractual right with us to fill a specified vacancy in the board of directors, such specified vacancy shall be filled by the holders that have the contractual right to remove such director by the affirmative vote of at least a majority of the votes that all such holders would be entitled to cast in an annual election of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Action by Written Consent. Our Certificate of Incorporation and Bylaws provide that action may be taken by written consent of stockholders only for so long as William C. Stone, investment funds affiliated with Carlyle, and certain transferees of Carlyle collectively hold a majority of our outstanding common stock. After such time, any action taken by the stockholders must be effected at a duly called annual or special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Super-Majority Voting. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Certificate of Incorporation described in the prior two paragraphs.

Authorized But Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Takeover Statute. We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

NASDAQ Global Market Listing

Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible or exchangeable into other securities. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part;

•	the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in a prospectus supplement the material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in a prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If specified in a prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in a prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in a prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in a prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of any applicable lock-up provision;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement relating to a particular offering of securities will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the counter market or otherwise.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business, for which we, or they, may receive customary compensation.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon by Davis Polk & Wardwell LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of SS&C Technologies Holdings, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the DST Global Solutions Ltd. and DST Global Solutions LLC business the registrant acquired during 2014, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Advent Software, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the them, which means that we can disclose important information to you by referring to those other documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015,

(2)	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, as filed with the SEC on May 1, 2015,

(3)	Our Current Reports on Form 8-K, as filed with the SEC on February 3, 2015, March 30, 2015, April 1, 2015, May 29, 2015 and June 17, 2015,

(4)	Our Definitive Proxy Statement filed with the SEC on April 14, 2015, and

(5)	Amendment No. 1 to our Definitive Proxy Statement filed with the SEC on April 15, 2015.

We incorporate by reference the following items included in Advent Software, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as filed with the SEC on May 7, 2015:

(1)	Part I — Item 1 (Financial Statements (Unaudited)),

(2)	Part I — Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), and

(3)	Part II — Item 1A (Risk Factors).

In addition, we incorporate by reference the following items included in Advent Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 24, 2015:

(1)	Part I — Item 1A (Risk Factors),

(2)	Part II — Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), and

(3)	Part II — Item 8 (Financial Statements and Supplementary Data).

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, Connecticut 06095

Attention: Investor Relations

Telephone: (860) 298-4500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$(1)
Printing	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees	(2)
Miscellaneous expenses	(2)

Total expenses	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
(2)	The amount of these expenses is not presently known.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our Certificate of Incorporation provides that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors in addition to the indemnification provided for in our Certificate of Incorporation. These indemnification agreements require us, among other things, to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his service as one of our directors, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

Exhibit Number		Description

1.1	**	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-16043).

3.2		Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

3.3		Amended and Restated By-laws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

4.1		Form of Common Stock Certificate. Incorporated herein by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-16403).

4.2	**	Form of Preferred Stock Certificate.

4.3	*	Form of Senior Indenture.

4.4	**	Form of Senior Note.

4.5	*	Form of Subordinated Indenture.

4.6	**	Form of Subordinated Note.

4.7	**	Form of Warrant Agreement.

Exhibit Number		Description

4.8	**	Form of Purchase Contract.

4.9	**	Form of Unit Agreement.

5.1	*	Opinion of Davis Polk & Wardwell LLP.

12.1	*	Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Davis Polk & Wardwell LLP, included in Exhibit 5.1 filed herewith.

23.2	*	Consent of PricewaterhouseCoopers LLP for SS&C Technologies Holdings, Inc.

23.3	*	Consent of PricewaterhouseCoopers LLP for Advent Software, Inc.

24.1	*	Power of Attorney (included on the signature page of the registration statement).

25.1	**	Statement of Eligibility of Trustee.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17. Undertakings.

Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 512(i) of Regulation S-K. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 17, 2015.

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

We, the undersigned officers and directors of SS&C Technologies Holdings, Inc., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Technologies Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 17, 2015
William C. Stone

/s/ Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2015
Patrick J. Pedonti

/s/ Normand A. Boulanger	Director	June 17, 2015
Normand A. Boulanger

/s/ Michael Daniels	Director	June 17, 2015
Michael Daniels

/s/ William A. Etherington	Director	June 17, 2015
William A. Etherington

/s/ Allan M. Holt	Director	June 17, 2015
Allan M. Holt

Signature	Title	Date

/s/ Jonathan E. Michael	Director	June 17, 2015
Jonathan E. Michael

/s/ David A. Varsano	Director	June 17, 2015
David A. Varsano

/s/ Michael J. Zamkow	Director	June 17, 2015
Michael J. Zamkow

EXHIBIT INDEX

Exhibit Number		Description

1.1	**	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-16043).

3.2		Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

3.3		Amended and Restated By-laws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

4.1		Form of Common Stock Certificate. Incorporated herein by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

4.2	**	Form of Preferred Stock Certificate.

4.3	*	Form of Senior Indenture.

4.4	**	Form of Senior Note.

4.5	*	Form of Subordinated Indenture.

4.6	**	Form of Subordinated Note.

4.7	**	Form of Warrant Agreement.

4.8	**	Form of Purchase Contract.

4.9	**	Form of Unit Agreement.

5.1	*	Opinion of Davis Polk & Wardwell LLP.

12.1	*	Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Davis Polk & Wardwell LLP, included in Exhibit 5.1 filed herewith.

23.2	*	Consent of PricewaterhouseCoopers LLP for SS&C Technologies Holdings, Inc.

23.3	*	Consent of PricewaterhouseCoopers LLP for Advent Software, Inc.

24.1	*	Power of Attorney (included on the signature page of the registration statement).

25.1	**	Statement of Eligibility of Trustee.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.